UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

IMMIX BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

IMMIX BIOPHARMA, INC.

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2026

Dear Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Immix Biopharma, Inc. (the “Company,” “we,” “us”, or “our”) to consider and act upon the following matters:

1.	To elect the nine (9) director nominees named in the accompanying proxy statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Company’s Board of Directors has fixed the close of business on March 31, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Notice of Internet Availability of Proxy Materials will be mailed to our stockholders on or about April 6, 2026. If you previously requested electronic or paper delivery of the proxy materials, you will be sent the proxy statement, the accompanying proxy card and our 2025 Annual Report to Stockholders on or about April 10, 2026. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials.

If You Plan to Attend the Annual Meeting

Please note that space limitations make it necessary to limit attendance at the Annual Meeting to our stockholders. Registration and seating will begin at 11:30 a.m. ET (8:30 a.m. PT). Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or represented by a valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, electronically over the Internet or, if you receive a paper copy of the proxy card or voting instruction form by mail, by dating, signing and returning the proxy card or voting instruction form in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares promptly in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 22, 2026 at 12:00 p.m. ET (9:00 a.m. PT) at the Company’s principal office located at 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064.

The Company’s proxy statement and 2025 Annual Report to Stockholders are available at
http://www.annualgeneralmeetings.com/immx2026

By the Order of the Board of Directors

/s/ Ilya Rachman
Ilya Rachman
Chairman of the Board of Directors, Chief Executive Officer and Chief Scientific Officer

Dated: April 6, 2026

Whether or not you expect to attend the Annual Meeting in person, we urge you to read the proxy statement and to submit your proxy or voting instructions as soon as possible. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. For information on how to vote your shares, please refer to the section of the proxy statement entitled “Questions and Answers About this Proxy Statement and Voting” and to the instructions provided in your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials. Please vote or provide instructions electronically over the Internet or, if you receive a paper copy of the proxy card or voting instruction form by mail, by dating, signing and returning the proxy card or voting instruction form in the business envelope provided. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

i

IMMIX BIOPHARMA, INC.

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

PROXY STATEMENT FOR THE

2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON may 22, 2026

GENERAL

The Board of Directors (the “Board” or “Board of Directors”) of Immix Biopharma, Inc. (“Immix,” we,” “us,” “our,” or the “Company”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s principal office located at 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064, on May 22, 2026, at 12:00 p.m. ET (9:00 a.m. PT), including at any adjournments or postponements of the Annual Meeting. This proxy statement (this “Proxy Statement”) and the 2025 Annual Report to Stockholders are posted on the internet at http://www.annualgeneralmeetings.com/immx2026, and the Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our stockholders on or about April 6, 2026. If you previously requested electronic or paper delivery of the proxy materials, you will be sent such materials on or about April 10, 2026.

Stockholders are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy or provide instructions electronically over the Internet or, if you receive a paper copy of the proxy card or voting instruction form by mail, by dating, signing and returning the proxy card or voting instruction form in the business envelope provided.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the rule adopted by the U.S. Securities and Exchange Commission (the “SEC”) that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”). Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder changes such election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I Attend the Annual Meeting?

The Annual Meeting will be held on May 22, 2026, at 12:00 p.m. ET (9:00 a.m. PT), at the Company’s principal office located at 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064. Information on how to vote in person at the Annual Meeting is discussed below.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will also need proof of ownership to be admitted. In this regard, a recent brokerage statement or a letter from your bank or broker are examples of proof of ownership.

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Who is Entitled to Vote?

The Board has fixed the close of business on March 31, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 53,012,092 shares of our common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Pacific Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in an account at a brokerage firm, a bank broker-dealer, or other similar organization, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I Voting on?

There are two matters scheduled for a vote:

1.	To elect the nine (9) director nominees named in this Proxy Statement to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and

2.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card, or their duly authorized substitutes, to vote on those matters in accordance with their best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your Notice or, if you requested a proxy card, on your proxy card. To vote online, you will need your unique control number. You can find the control number on your proxy card or Notice. Be sure to have your proxy card or your Notice in hand and follow the instructions. Internet voting will close at 11:59 p.m. ET (8:59 p.m. PT), on May 21, 2026, for the voting of shares held by stockholders of record as of the Record Date.

2.	Vote by mail. Mark, date, sign and promptly mail the proxy card you may have received (a postage-paid envelope is provided for mailing in the United States). Proxy cards with respect to shares held of record must be received no later than May 21, 2026.

3.	Vote in person. Attend and vote at the Annual Meeting.

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Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1.	Vote by Internet. If your shares are held in street name, please check the voting instruction form or Notice provided to you by your broker, bank, or other nominee for internet voting availability. To vote online, you will need your unique control number. You can find the control number on your voting instruction form or Notice. Be sure to have your voting instruction form or your Notice in hand and follow the instructions.

2.	Vote by mail. Mark, date, sign and promptly mail your voting instruction form (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

Please note that although the Company and its agents will not charge you for voting via the Internet, you may incur other third-party costs, such as usage charges of your Internet. We do not cover these costs; they are solely your responsibility.

How Many Votes Do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote as of the Record Date, are represented in person or by proxy. Thus, 26,506,047 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

All shares held by recordholders entitled to vote, represented by a properly executed and unrevoked proxy received in time for the Annual Meeting, will be voted in accordance with the instructions given. In the absence of such instructions, shares will be voted as recommended by the Board. This authorization would exist, for example, if a stockholder of record merely signs, dates and returns a proxy card but does not indicate how such stockholder’s shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies. If any nominee for director is unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board recommends.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

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What is a Broker Non-Vote?

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter.

Although our shares are not listed with the NYSE, the NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under the NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed shares” with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a separate matter is deemed “non-routine” and the broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner. Such unvoted shares on “non-routine” matters are counted as broker non-votes.

Proposal 1, the election of directors, is considered “non-routine” and, accordingly, your broker may not vote your shares on this proposal without your instructions. Accordingly, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker or bank.

Proposal 2, the ratification of our auditors, is considered to be a “routine” matter, which means that banks, brokers or other nominees will have discretionary authority to vote your shares on this matter. Accordingly, no “broker non-votes” are expected on Proposal 2.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required	Impact of Abstain/Withhold Vote	Impact of Broker Non-Vote
Proposal 1: Election of Directors	Plurality of the votes cast (the nine (9) nominees receiving the most “FOR” votes will be elected as directors).	No effect.	No effect.

Proposal 2: Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon.	No effect	Not applicable-There are not expected to be any.

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How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares;

1.	“FOR” the election of each of the nine (9) nominees to our Board of Directors; and

2.	“FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

Who Will Run the Meeting?

The Chairperson of the meeting has broad responsibility and legal authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. The Chairperson may exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of stockholders of the Company, and the need to conclude the meeting within a reasonable period of time, we cannot ensure you that every stockholder who wishes to speak on an item of business will be able to do so.

Who Will Count the Vote?

One or more inspectors of election at the Annual Meeting will tabulate and certify the votes.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote “for” or “withhold” as to each nominee. With regard to other proposals, you may vote “for,” “against” or “abstain” for each proposal. You should specify your respective choices on the accompanying proxy card or your voting instruction form.

Is My Proxy Revocable?

Yes. Whether you have voted by internet or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by giving written notice to the Secretary of Immix, by delivering a properly completed, later-dated proxy card or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Attn: Secretary, Immix Biopharma, Inc., 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064. Your most current proxy card or Internet vote is the one that will be counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting. If you hold shares in street name, please refer to information from your bank, broker, or other nominee on how to revoke or submit new voting instructions.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

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Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have dissenters’ or appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2027 Annual Meeting?

Proxy Statement Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 annual meeting of stockholders (the “2027 Annual Meeting”) must submit the proposal to us at our corporate headquarters no later than December 7, 2026, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event the date of the 2027 Annual Meeting has been changed by more than 30 days from the date of the Annual Meeting, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting must submit the proposal to us at our corporate headquarters no later than a reasonable time before we begin to print and send our proxy materials for our 2027 Annual Meeting.

Other Proposals and Nominations

Stockholders who intend to present a proposal at our 2027 Annual Meeting without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Secretary so that such notice is received by our Secretary at our principal executive office on or after January 22, 2027 but no later than February 21, 2027; provided, however, if the date of the 2027 Annual Meeting is convened more than 30 days before, or delayed by more than 60 days after, May 22, 2027, to be considered for inclusion in proxy materials for our 2027 Annual Meeting, a stockholder proposal must be submitted in writing to our Secretary at Immix Biopharma, Inc., 1400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064 and received no earlier than the Close of Business (as defined in our Amended and Restated Bylaws (the “Bylaws”)) on the 120th day prior to such annual meeting and no later than the Close of Business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which Public Announcement (as defined in the Bylaws) of the date of such meeting is first made by the Company.

A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

A copy of our Bylaws is included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), which is available on the Investors section of the Company’s website at www.immixbio.com/investors/ and can be accessed through the “SEC Filings” hyperlink, or a printed copy is available free of charge by request to the Secretary at Immix Biopharma, Inc., 1400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064.

In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card  in connection with the 2027 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and such notice must include all the information in the notice required by our Bylaws and by Rule 14a-19(b) under the Exchange Act and such stockholders must comply with all of the requirements of Rule 14a-19 under the Exchange Act.

Stockholders are also advised to review our Bylaws, which contain additional requirements relating to stockholder proposals and director nominations, including who may submit them and what information must be included.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Where may I obtain paper copies of this proxy statement and the Company’s 2025 Annual Report?

To receive, free of charge, a separate paper copy of this proxy statement and/or the Company’s 2025 Annual Report, stockholders may contact Ilyah Rachman, the Company’s Secretary, at the following address and telephone number:

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Immix Biopharma, Inc., 1400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064
(310) 651-8041

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Board Composition and Leadership Structure

Our Board is comprised of nine directors of which six are independent. Ilya Rachman, our Chief Executive Officer and Chief Scientific Officer, also serves as Chairman of the Board and, since September 2022, Helen Adams has served as our lead independent director.

The Board believes that Dr. Rachman is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy. In addition, the Board believes that the combined role of Chairman and Chief Executive Officer strengthens the communication between the Board and management. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Rachman is best positioned to chair Board meetings and ensure that key business issues and risks are brought to the attention of our Board.

Helen Adams, as our lead independent director, and pursuant to our charter of the lead independent director adopted by our Board in September 2022, is responsible for, among other things, presiding over all meetings of our Board at which our Chairman is not present, including any executive sessions of our independent directors; approving Board meeting schedules and agendas; and acting as the liaison between our independent directors and the Chief Executive Officer and Chairman of our Board. In addition, Ms. Adams, as our lead independent director, may call meetings of our independent directors and authorize the retention of outside advisors and consultants who report directly to our independent directors or the Board on Board-wide issues.

Board’s Role in Risk Oversight

The Company’s Board is committed to a corporate culture that aligns day-to-day decision making with risk awareness and helps assure that the Company’s long-term strategic initiatives are consistent with its risk appetite. The Board of Directors has determined that overall responsibility for overseeing enterprise risk management at the Company rests with the full Board of Directors as opposed to any specific board-level committee. The Board recognizes the importance of identifying, assessing and monitoring risks that may have a material adverse effect on the Company, including operational, financial, and strategic risks. In fulfilling its risk oversight function, the Board has delegated certain oversight responsibilities to its three standing committees—Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures and legal and regulatory compliance. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Corporate Governance and Nominating Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

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Director Independence

Our common stock is listed on The Nasdaq Capital Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s board of directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees must be an “independent director.” Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Magda Marquet, Jason Hsu, Helen C. Adams, Carey Ng, Jane Buchan, and Yekaterina Chudnovksy, representing six of our nine incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on our website at www.immixbio.com. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

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Audit Committee

Our Audit Committee is responsible for, among other things:

●	approving and retaining independent auditors to conduct the annual audit of our financial statements;

●	reviewing the proposed scope and results of the audit;

●	reviewing and pre-approving audit and non-audit fees and services;

●	reviewing accounting and financial controls with the independent auditors and our financial and accounting staff;

●	overseeing the adequacy of our system of internal controls and review with management, the internal audit department, and our independent auditors the adequacy and effectiveness of our internal controls;

●	reviewing management’s program for identifying and managing information security and technology risks (including cybersecurity), and related incident response disclosure controls;

●	reviewing and discussing our annual audited financial statements and quarterly financial statements with management and the independent auditor;

●	reviewing and approving transactions between us and our directors, officers and affiliates;

●	establishing procedures for complaints received by us regarding accounting matters;

●	overseeing internal audit functions, if any; and

●	preparing the report of the Audit Committee that the rules of the SEC require to be included in our annual meeting proxy statement.

Our Audit Committee consists of Helen C. Adams, Jane Buchan and Carey Ng, with Helen C. Adams serving as chair. Our Board of Directors has determined that Helen C. Adams, Jane Buchan and Carey Ng each meet the definition of “independent director” under Nasdaq rules, and that they meet the independence standards under Rule 10A-3 of the Exchange Act. Each member of our Audit Committee meets the financial literacy requirements of Nasdaq. In addition, our Board of Directors has determined that Helen C. Adams qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

●	determining and approving or, at the discretion of the Committee, recommending to the Board for determination and approval, the compensation and other terms of employment of each officer, including the compensation for our Chief Executive Officer;

●	recommending to the Board for approval the overall compensation philosophy for the Company and periodically reviewing the overall compensation philosophy for all employees to ensure that it is appropriate and does not incentivize unnecessary and excessive risk taking that would be reasonably likely to have a material adverse effect on the Company;

●	administering our stock incentive plans;

●	reviewing, approving and, when appropriate, recommending to the Board for approval, the creation or revision of any clawback policy allowing the Company to recoup compensation paid to executive officers or other employees and oversee the application of any clawback policy;

●	annually reviewing the potential risk to the Company from its compensation policies and practices; and

●	periodically as necessary, reviewing and making recommendations to the Board with respect to the compensation of directors.

Our Compensation Committee consists of Magda Marquet, Jane Buchan and Jason Hsu, with Magda Marquet serving as chair. Our Board of Directors has determined that Magda Marquet, Jane Buchan and Jason Hsu are independent directors under Nasdaq rules.

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For fiscal year 2025, we engaged FW Cook as our independent compensation consultant. FW Cook, who reports directly to the Compensation Committee and not to management, is independent from us, and has not provided any services to us other than to the Compensation Committee. FW Cook reviews and advises on all principal aspects of the executive and director compensation, provides input on best practices and other advisory matters. FW Cook is expected to remain engaged as our independent compensation consultant through fiscal year 2026. The Compensation Committee assessed the independence of FW Cook pursuant to SEC rules and concluded that the work of FW Cook has not raised any conflict of interest.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee is responsible for, among other things:

●	identifying and evaluating candidates for director and nominating members of the Board of Directors;

●

submitting to the Board the candidates for director to be recommended by the Board for election at each annual meeting of stockholders and to be added to the Board at any other times due to Board expansions, director resignations or retirement or otherwise;

●	developing and recommending to the Board of Directors a set of code of business conduct and ethics applicable to our Company;

●	reviewing the Company’s strategies, activities, and policies regarding ESG matters and make recommendations to the Board; and

●	overseeing the evaluation of our Board of Directors.

Our Corporate Governance and Nominating Committee consists of Jane Buchan, Magda Marquet and Yekaterina Chudnovksy, with Jane Buchan serving as chair. Our Board of Directors has determined that Jane Buchan, Magda Marquet and Yekaterina Chudnovksy are independent directors under Nasdaq rules.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is included as an exhibit to our 2025 Annual Report and is posted on our website, www.immixbio.com. We intend to post on our website all disclosures that are required by law or Nasdaq rules concerning any amendments to, or waivers from, any provision of the code.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, employees and consultants, including those persons serving in similar positions with our subsidiaries. Our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us and our directors, officers, employees and consultants. The Insider Trading Policy prohibits trading while in possession of material nonpublic information. While the Company’s executive officers and directors are not required to enter into trading plans in advance of any transactions in Company securities, executive officers and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act. The Insider Trading Policy requires all directors, officers, and certain other specified employees who have regular access to material nonpublic information about the Company in the normal course of their duties to comply with pre-clearance procedures prior to engaging in any transaction in Company securities and generally prohibits them from engaging in any such transactions during blackout periods. The Insider Trading Policy also requires the Company to comply with all federal and state securities laws and regulations and any applicable listing standards when engaging in transactions in its own securities. A copy of our Insider Trading Policy is included as an exhibit to our 2025 Annual Report.

Anti-hedging

As part of our Insider Trading Policy, all of our officers, directors, employees and consultants and family members or others sharing a household with any of the foregoing or that may have access to material non-public information regarding our Company are prohibited from engaging in short sales of our securities, any hedging or monetization transactions involving our securities and in transactions involving puts, calls or other derivative securities based on our securities. Our Insider Trading Policy further prohibits such persons from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for a loan unless pre-cleared by our Insider Trading Compliance Officer. As of December 31, 2025, none of our directors or executive officers had pledged any shares of our common stock.

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Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During the 2025 fiscal year, the Board of Directors held five meetings. In addition, our Audit Committee, our Compensation Committee and our Corporate Governance and Nominating Committee held five, three and four meetings, respectively. During the 2025 fiscal year, none of our directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he/she served (during the periods that he/she served). The independent members of the Board of Directors also meet separately on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors. Four of our directors attended our 2025 Annual Meeting of Stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairman) may do so by sending a letter addressed to:

Immix Biopharma, Inc.

c/o Secretary

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

All letters addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

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Considerations in Evaluating Director Nominees

Our Corporate Governance and Nominating Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons. The Corporate Governance and Nominating Committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties. In considering any person recommended by one of our stockholders, the Corporate Governance and Nominating Committee will look for the same qualifications that it looks for in any other person that it is considering for a position on the Board of Directors. The Corporate Governance and Nominating Committee evaluates candidates for the Board on the basis of the needs of the Board and the standards and qualifications set forth below, regardless of the source of the candidate referral.

Before recommending a director candidate, the Corporate Governance and Nominating Committee reviews his or her qualifications to determine whether the director candidate meets the qualifications described below. In order to be nominated for director each director should:

● be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;

● be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of a director’s responsibilities;

● be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry, reviewing and analyzing reports and other information important to Board and committee responsibilities, preparing for, attending and participating in Board and committee meetings and satisfying appropriate orientation and continuing education guidelines); and

● have the capacity and desire to represent the best interests of the stockholders as a whole and not primarily a special interest group or constituency.

Our Board of Directors encourages selection of directors who will contribute to the Company’s overall corporate goals. In addition to the foregoing general criteria, the Corporate Governance and Nominating Committee must develop, reevaluate at least annually and modify as appropriate a set of specific criteria outlining the skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), particular areas of expertise, specific backgrounds (such as biotechnology) and other characteristics that should be represented on the Board to enhance the effectiveness of the Board and Board committees.. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Corporate Governance and Nominating Committee considers these factors in light of the specific needs of the Board of Directors at that time.

A director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. There are no limits with respect to the term that may be served by a director; however, in connection with evaluating recommendations for nomination for reelection, the Board of Directors considers director tenure. We value diversity on a company-wide basis and believe that gender and ethnic diversity provide additional perspectives that are helpful but have not adopted a specific policy regarding Board diversity.

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PROPOSAL 1 - ELECTION OF DIRECTORS

General

Our Bylaws provide that our business and affairs shall be managed by or under the direction of a board of directors the size of which shall be fixed from time to time by resolution of the Board. The size of the Board is currently fixed at nine directors.

There are nine nominees for election to the Board at the Annual Meeting. Each of the nine nominees, if elected, will hold office for the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nine nominees named below to constitute the entire Board.

The Board has nominated each of the following individuals for election as a director at the Annual Meeting: Ilya Rachman, Gabriel Morris, Jason Hsu, Magda Marquet, Helen C. Adams, Carey Ng, Jane Buchan, Yekaterina Chudnovsky and Nancy Chang. Each nomination for director was based upon the recommendation of our Corporate Governance and Nominating Committee and each nominee for director is a current member of the Board. All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy card intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of the Record Date.

Name	Age	Position
Ilya Rachman, MD, PhD, MBA	54	Chief Executive Officer, Chief Scientific Officer and Chairman
Gabriel Morris, BA	40	Chief Financial Officer, President and Director
Jason Hsu, PhD, MS	52	Director
Magda Marquet, PhD	67	Director
Helen C. Adams, CPA	67	Director
Carey Ng, PhD, MBA	47	Director
Jane Buchan, PhD	62	Director
Yekaterina Chudnovsky, JD	41	Director
Nancy Chang, PhD	76	Director

The business background and certain other information about our directors is set forth below.

Ilya Rachman, MD, PhD, Chief Executive Officer, Chief Scientific Officer and Chairman

Ilya Rachman is the founder, Chairman and Chief Executive Officer of Immix. and has served in those positions since inception in 2012. In addition, Dr. Rachman is the Chief Scientific Officer of Immix and has served in such position since March 2026. Dr. Rachman is a pioneering physician/scientist and cell biologist. Dr. Rachman founded Immix with the goal of applying academic research and discoveries initially in oncology to benefit cancer patients and is named as an inventor on a number of Immix patents. Prior to Immix, Dr. Rachman founded a clinical research organization that conducted clinical trials of various large pharmaceutical companies drugs through Phase 3 and 4 clinical trials. Dr. Rachman was also a physician/scientist at Cedars-Sinai Medical Center and UCLA Health. Dr. Rachman received his joint MD/PhD degree from the University of Illinois Chicago, conducting original research in neuroendocrinology, received his EMBA from the University of California at Los Angeles (“UCLA”), and received his B.S. from the University of Iowa. Dr. Rachman trained in medicine and medical research at UCLA Health. We believe Dr. Rachman is qualified to serve as a member of our Board of Directors because of his leadership skills, scientific background and experience as a clinician and in experimental oncology.

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Gabriel Morris, BA, Chief Financial Officer, President and Director

Gabriel Morris has served as Chief Financial Officer and a Director of Immix since March 2021. In addition, Mr. Morris is the President of Immix and has served in such position since March 2026. Mr. Morris has been Managing Partner of Alwaysraise LLC, a life sciences advisory and investment firm based in San Francisco, California, since its founding in 2020. Prior thereto, Mr. Morris was the interim Chief Financial Officer of Zap Surgical Systems, a brain radiosurgery company, from 2019 to 2020, where he completed an $81 million growth equity financing round. Prior to 2019, Mr. Morris led cross-border mergers and acquisitions transactions at Goldman Sachs & Co. and other global investment banks from 2008 to 2018, where he participated in greater than $50 billion in completed transactions. In addition, Mr. Morris has co-founded two companies, one of which continues to operate independently and the other of which was acquired by a Nasdaq listed company. Mr. Morris received his B.A. in economics from the Columbia University in the City of New York, where he attended the Icahn School of Medicine at Mount Sinai Humanities and Medicine program as an undergraduate and published experimental research in peer-reviewed scientific journals. We believe Mr. Morris is qualified to serve as a member of our Board of Directors because of his extensive experience in the areas of strategic transactions, investment, financial structuring and operations.

Jason Hsu, PhD, MS, Director

Jason Hsu has been a member of the Board of Directors of Immix since 2013. Mr. Hsu is also the founder, Chairman and Chief Executive Officer of Rayliant Global Advisors, an asset manager focused on generating alpha from investing in China and other inefficient emerging markets, which has a total of $27 billion of investment assets using its strategies across equity, fixed income and alternatives, where he has served since 2016. Mr. Hsu has also been the Chief Economist of East West Bank, a publicly traded company listed on Nasdaq, since 2023. Mr. Hsu has served as an adjunct professor of finance at UCLA since 2008 and is on the Board of Advisors for UCLA Anderson School of Management (“UCLA Anderson”). Prior to founding Rayliant, Mr. Hsu co-founded and served as the Chief Investment Officer of Research Affiliates, a quantitative fund manager with over $200 billion under management, from 2002 to 2015. Mr. Hsu has received three JPM Fabozzi-Bernstein Outstanding Research Awards, three CFA Institute Graham and Dodd awards, three William Sharpe Best Research awards, 2010 Rising Star of Hedge Fund and 2009 Outstanding Service Award (UCLA Anderson). In addition, he has written more than 40 journal publications and more than 11 books and book chapters on investing. He has also held visiting positions at UC Irvine, National Taiwan Chengchi University, Kyoto University and Tsinghua University. Mr. Hsu received his BS (summa cum laude) from the California Institute of Technology, was awarded a MS in finance from Stanford University, and earned his PhD in finance from UCLA. We believe Mr. Hsu is qualified to serve as a member of our Board of Directors because of his extensive expertise in financial transactions, investment strategies, and business operations.

Magda Marquet, PhD, Director

Magda Marquet has been a member of our Board of Directors since June 2021. Dr. Marquet is also a member of the board of directors of AnaptysBio, Inc., a publicly traded company listed on Nasdaq, Arcturus Therapeutics, a publicly traded company listed on Nasdaq; and Transcode Therapeutics, a publicly traded company listed on Nasdaq. Dr. Marquet also served on the board of Pfenex Inc., a publicly traded company listed on Nasdaq, from 2019 until its acquisition by Ligand Pharmaceuticals in 2020. She was the co-CEO of Althea Technologies from 2000 to 2008 and served as co-chairman of the board from 2008 until 2013. She has served as the co-CEO of Alma Life Sciences LLC, an investment and consulting firm, since 2013 and currently serves on several private company boards including as co-founder and director of Acurion. Dr. Marquet has built, led and commercialized multiple life science companies. She also has been a co-founder of AltheaDx (acquired by Castle Biosciences, Inc., a publicly traded company listed on Nasdaq), a commercial stage, precision medicine company with the world’s leading pharmacogenomics test for anxiety and depression, since 2009. Dr. Marquet guided Althea Technologies to acquisition by Ajinomoto, a global Japanese company and leader in amino acid technology. Prior to starting Althea Technologies, Dr. Marquet held several positions in pharmaceutical development in companies such as Vical and Amylin Pharmaceuticals. Dr. Marquet holds a Ph.D. in biochemical engineering from INSA/University of Toulouse, France. She has received numerous prestigious awards throughout her career including the 2005 Regional Ernst & Young Entrepreneur of the Year award in the Life Sciences category, the Athena Pinnacle award, the Director of the Year award (Corporate Governance) from the Corporate Directors Forum and has been inducted into the CONNECT Entrepreneur Hall of Fame. We believe Dr. Marquet is qualified to serve as a member of our Board of Directors because of her experience as a biopharmaceutical founder with multiple successful exits.

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Helen C. Adams, CPA, Director

Helen C. Adams has been a member of our Board of Directors since June 2021. Ms. Adams was a member of the board of directors of Prometheus Biosciences, Inc., a publicly traded company listed on Nasdaq, and chair of its audit committee from 2021 until its 2023 acquisition by Merck. Ms. Adams was the San Diego Area Managing Partner for Haskell & White LLP, a regional certified public accounting firm from 2013 to 2018, and has been a partner emeritus to-date. Ms. Adams is also a partner emeritus at Deloitte & Touche LLP, having worked for the firm from 1982 to 2009, most recently as a Partner in the Life Sciences and Technology Group. From 2010 to 2013, Ms. Adams was a member of the board of directors of Genasys Inc. (formerly known as LRAD Corporation), serving as the audit committee chair and member of the compensation committee. In addition to her public company board service, Ms. Adams has served on the boards of directors of several organizations, including Athena San Diego, the Athena Foundation, Make A Wish San Diego and the California State University at San Marcos Foundation. Ms. Adams received her BS from San Diego State University and completed an executive management program at Columbia Business School. We believe Ms. Adams is qualified to serve as a member of our Board of Directors because of her multi-decade, extensive experience in public accounting and the life sciences industry.

Carey Ng, PhD, MBA, Director

Carey Ng has been a member of our Board of Directors since November 2019. Dr. Ng is also currently a Managing Director of Mesa Verde Venture Partners and Member of the Investment Committee, where he has worked since 2008. Dr. Ng has over fifteen years of investment and operating experience in the biomedical industry, ranging from biotech startups to large biopharmaceutical companies. Dr. Ng serves on the board of directors of a number of Mesa Verde portfolio companies, including Elysium Therapeutics, Satiogen Pharmaceuticals (spinout acquired by Shire), Biscayne Neurotherapeutics (acquired by Supernus), Paradigm Diagnostics (acquired by Exact Sciences) and Matrisys Bioscience. His board observer roles include Immusoft, Alastin Skincare (acquired by Galderma S.A.), Retrosense Therapeutics (acquired by Allergan), and Oncternal Therapeutics (ONCT). Prior to Mesa Verde, he worked with a number of biomedical startups and was also in business development at Abbott. Dr. Ng has a Ph.D. from UCLA and an MBA from University of California San Diego. We believe Dr. Ng is qualified to serve as a member of our Board of Directors because he has over ten years of investment and operating experience in the biomedical industry, ranging from biotech startups to large biopharmaceutical companies.

Jane Buchan, PhD, Director

Jane Buchan has been a member of our Board of Directors since June 2021. Dr. Buchan is Chief Executive Officer of Martlet Asset Management, a private investment office established in 2018. Prior to founding Martlet, Dr. Buchan was Chief Executive Officer of Pacific Alternative Asset Management Company, LLC (PAAMCO), a fund of hedge funds which she helped found, from March 2000 to July 2018, and Co-CEO of the holding company, PAAMCO Prisma Holdings, LLC from June 2017 to July 2018. Under her leadership, the firm grew to $32 billion in assets under management. Dr. Buchan began her career at J.P. Morgan Investment Management in the Capital Markets Group. She has been an Assistant Professor of Finance at the Amos Tuck School of Business at Dartmouth. In the last five years, she served on the Board of Directors of Globe Life, Inc., a publicly traded company listed on the NYSE, from October 2005 until her retirement from the board in April 2024 due to term limits, and currently serves on the board of directors of AGF Management Ltd., a publicly traded company listed on the TSX and traded on the OTCPK. She recently served as chairwoman of the board for the Chartered Alternative Investment Analyst Association (CAIA) and is a member of the Advisory Board for the Master of Financial Engineering Program at UCLA Anderson School of Management. She is a Trustee of Reed College, Portland, Oregon and University of California Irvine Foundation. Dr. Buchan has been actively involved in initiatives to advance the careers of women in finance and is a founding Angel for 100 Women in Finance and has also been recognized with numerous industry honors and awards. She earned a BA in Economics from Yale University and holds both a PhD and an MA in Business Economics (Finance) from Harvard University. We believe Dr. Buchan is qualified to serve as a member of our Board of Directors because of her extensive investment and finance experience.

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Yekaterina Chudnovsky, JD, Director

Yekaterina Chudnovsky has been a member of our Board of Directors since August 2023. Ms. Chudnovsky has served as General Counsel for an international privately-held technology firm since 2009, overseeing intellectual property, trademarks, technology acquisition, and mergers & acquisitions. Ms. Chudnovsky is Chairperson of the GI Research Foundation (“GIRF”) for the University of Chicago Digestive Diseases Center. She has served on the GIRF board for the past 11 years, becoming President in 2019. Her work with GIRF contributes to raising over $3 million annually to support the physicians and scientists at the University of Chicago and beyond. Ms. Chudnovsky is an active board member of XCures, a privately-held technology company working to advance cancer research and patient outcomes, and has served as a member of the board of Elicio Therapeutics, Inc., a publicly traded clinical-stage biotechnology company pioneering the development of cancer immunotherapies for patients with limited treatment options and poor outcomes, since October 2022. Ms. Chudnovsky has a particular interest in cancer research and personalized cancer vaccines, and is a frequent investor and donor in the space. Prior to her current roles, she began her legal career at Thomas Coburn Fagel Haber, with a focus on corporate law, real estate, mergers and acquisitions, bankruptcy, and business banking. Ms. Chudnovsky received a B.A. in political science and Slavic literature from Northwestern University, and a J.D. from DePaul University. We believe Ms. Chudnovsky is qualified to serve as a member of our Board of Directors because of her experience in the healthcare industry and her legal background.

Nancy Chang, PhD, Director

Nancy Chang has been a member of our Board of Directors since September 2025. Dr. Chang currently serves as President of 4J Therapeutics, Inc., a drug development company focused on the development of breakthrough medicines to treat and prevent flu infections and other infectious viral diseases. Dr. Chang completed her undergraduate studies at Taiwan National Tsing Hua University in 1972 and received her Ph.D. from the Division of Medical Sciences at Harvard University in 1979. Dr. Chang joined the founding team at Centocor, Inc. (subsequently acquired by Johnson & Johnson) where she served as Director of Research and worked on the development of monoclonal antibodies as therapeutics for autoimmune diseases, inflammation and for HIV infections including the development of the first HIV diagnosis assay. In 1986, Dr. Chang co-founded Tanox, Inc., a company that developed XOLAIR®, which was approved by the FDA in 2003 as the first biologic product for treating asthma and allergy, including all food allergies and certain skin allergic indications. Tanox held an initial public offering and was listed on Nasdaq in 2000, which at the time, was the largest IPO of the biotech industry. In 2007, Tanox was acquired by Genentech/Roche. From 1986 to 1991, Dr. Chang served as Associate Professor of Virology at Baylor College of Medicine. From 1995 to 2000, Dr. Chang served on the Texas Higher Education Coordinate Board under Governor George W. Bush. After 2007, Dr. Chang led OrbiMed’s Asia fund as the chair, founder and senior managing director until 2012. She has served on the boards of directors for various institutes, including the Federal Reserve Bank in Houston, BioHouston, Biotechnology Innovation Organization (Bio), Charles River Laboratories, and several biotech companies. Since 2020, Dr. Chang has served as an advisor to ViRx at Stanford University, a drug development center focused on antiviral drug development. Since 2024, Dr. Chang has served as an advisor at Baylor College of Medicine. Since 2010, Dr. Chang has also served as President of the Tang Family Foundation. Dr. Chang currently serves on the board of Galera Therapeutics, Inc., a publicly traded company listed on the OTCQB. We believe Dr. Chang is qualified to serve as a member of our Board of Directors because of her impressive experience as both an executive at various companies and as a member of the board of directors of both public and private entities, along with her experience in the technology and biomedical fields. In particular, we believe that Dr. Chang’s experiences as founder and executive of a successful, publicly-traded company and at one of the largest healthcare-focused investment management firms brings valuable and unique perspectives, talents and insights to the Board.

Vote Required

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nine nominees receiving the highest number of “FOR” votes will be elected. Abstentions, withheld votes and broker non-votes will not affect the outcome of the election.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH IN THIS PROPOSAL 1.

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Scientific Advisory Board

We are supported by members of our Scientific Advisory Board who provide advice and guidance in their respective fields of expertise. Our Scientific Advisory Board members include:

Heather Landau, MD is the Director of Amyloidosis Program and a Bone Marrow Transplant Specialist & Cellular Therapist at Memorial Sloan-Kettering Cancer Center in New York. She has authored more than 100 peer-reviewed publications. Dr. Landau received her medical degree from SUNY Upstate Medical University, completed her Internal Medicine residency at University of Colorado and her Hematology & Oncology fellowship at Memorial Sloan Kettering Cancer Center.

Michaela Liedtke, MD is the Stanford University Medicine Cancer Center Program Lead, Hematology; Co-Director, Stanford Amyloid Center; Medical Director, Stanford Adolescent and Young Adult Program; and Member Leukemia Committee, Southwest Oncology Group. Dr. Liedtke is an award-winning hematologist/oncologist, having received the Translational Research Award, Stanford Department of Medicine; Young Investigator Award, American Society of Clinical Oncology (ASCO); Methods in Clinical Cancer Research Scholar, ASCO/AACR; Fellowship Award, Lymphoma Research Foundation; and Translational Research Award, Doris Duke Foundation. Dr. Leidtke is a member of the American Society of Hematology, American Society of Clinical Oncology, International Myeloma Society, International Society of Amyloidosis, and the Stanford Cardiovascular Institute. Dr. Liedtke completed her fellowship at Stanford University Medical Center and Memorial Sloan-Kettering Cancer Center, residency at the Albert Einstein College of Medicine, and received her medical degree from Medizinische Hochschule Hannover.

Vaishali Sanchorawala, MD is the Skinner Professor of Amyloidosis Research in the Department of Medicine at Boston University Chobanian & Avedisian School of Medicine, and Director of the Amyloidosis Center at Boston Medical Center (BMC) and Boston University. Dr. Sanchorawala is Associate Editor of Amyloid: The Journal of Protein Folding Disorders; former Secretary of the International Society of Amyloidosis; and a member of the Executive Steering Committee of Amyloidosis Research Consortium. Dr. Sanchorawala completed residency at Rutgers Health/New Jersey Medical School and her fellowship in hematology/oncology at Boston University Medical Center. Dr. Sanchorawala is board certified in Internal Medicine and Hematology.

Marko Radic, PhD is Associate Professor in the Department of Microbiology, Immunology and Biochemistry at the University of Tennessee Health Science Center (“UTHSC”). Dr. Radic’s research laboratory focuses on the mechanisms leading to autoimmune disease, with an emphasis on antibody-mediated disorders, such as Systemic Lupus Erythematosus (SLE), Rheumatoid Arthritis (RA), and Anti-Phospholipid Syndrome (APS). Dr. Radic’s laboratory identified the critical nexus of sustained activation of autoreactive B cells in lupus, and tested immunotherapy with chimeric antigen receptor modified CD8+ T cells (CAR-T) in two murine models of lupus, published in Science Translational Medicine, 2019 (which was recently featured in Nature, Dec 2023). Dr. Radic has authored more than 90 peer-reviewed scientific publications, 25 reviews and 10 book chapters. Prior to joining UTHSC in 2000, Dr. Radic was an Associate Professor in the Department of Microbiology at Drexel University. Dr. Radic trained as postdoctoral fellow at the Fox Chase Cancer Center, received his Ph.D. in Biological Sciences from the University of California in Irvine, and received his B.S. in Genetics from the University of California in Davis.

Suzanne Lentzsch, MD is a Professor of Clinical Medicine and the Director of the Multiple Myeloma and Amyloidosis Program at the College of Physicians and Surgeons of Columbia University and at New York Presbyterian Hospital in New York. Dr. Lentzsch was a key clinical investigator in establishing bendamustine as a new treatment for relapsed amyloidosis, and designed and led the first in human CAEL-101 phase 1a/b clinical study in AL Amyloidosis. She is a co-founder of Caelum Biosciences, subsequently acquired by AstraZeneca. Dr. Lentzsch is the Co-Chair of the National Cancer Institute (“NCI”) Myeloma Steering Committee, a member of the ASH Scientific Committee for Plasma Cell Neoplasia and the ASCO Scientific Program Committee Hematologic Malignancies-Plasma Cell Dyscrasia, the Educational and Steering Committee for the Society of Hematology and Oncology (SOHO), and the SWOG Myeloma Working Group. She co-chairs the Career Development Committee of the International Myeloma Society (IMS). She is Associate Editor for JCO and on the Editorial Board for Blood Cancer Discoveries.

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Gary Schiller, MD is a well-published clinical investigator in acute and chronic leukemias, multiple myeloma, and other hematologic malignancies, as well as in stem cell and bone marrow transplantation. He lectures extensively, and has also written for the popular press. He is past Chairman of the Los Angeles Museum of the Holocaust. His research projects include clinical studies of new drugs, therapies, and bone marrow/stem cell transplantation for patients with malignancies of the blood or bone marrow such as leukemia, multiple myeloma, and lymphoma. He has carried out studies of stem cell transplantation following high-dose chemotherapy and radiation for acute myelogenous leukemia, one of the most common types of leukemia in adults. He has ongoing studies using new drugs and therapeutics for acute and chronic lymphocytic leukemia, acute and chronic myelogenous leukemia, and multiple myeloma. He also has studies going on in certain kinds of non-Hodgkin’s lymphoma and Sickle Cell Anemia. Dr. Schiller received his MD from the University of Southern California School of Medicine.

Our arrangements with these individuals do not entitle us to any of their existing or future intellectual property derived from their independent research or research with other third parties.

EXECUTIVE OFFICERS

Our executive officers and their ages as of the Record Date are set forth in the table below. The biographical summaries for Dr. Rachman and Mr. Morris are included under the heading “Proposal 1: Election of Directors” set forth above:

Name	Age	Position(s)
Ilya Rachman, MD, PhD, MBA	54	Chief Executive Officer, Chief Scientific Officer and Chairman
Gabriel Morris, BA	40	Chief Financial Officer, President and Director

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)
Ilya Rachman,	2025	475,000	-	-	592,854	285,000	-	-	1,352,854
Chief Executive Officer	2024	475,000	-	-	554,658	237,500	-	-	1,267,158

Gabriel Morris,	2025	475,000	-	-	592,854	285,000	-	-	1,352,854
Chief Financial Officer	2024	475,000	-	-	554,658	237,500	-	-	1,267,158

(1)	Represents the grant date fair value of the option awards granted during the fiscal years ended December 31, 2025 and December 31, 2024, as applicable, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. See Note 7, “Stockholders’ Equity” in the notes to the Company’s consolidated financial statements for the year ended December 31, 2025 included in the 2025 Annual Report for more information regarding the Company’s accounting for share-based compensation plans.
(2)	Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

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Narrative Disclosure to Summary Compensation Table

Ilya Rachman

On June 18, 2021, the Company entered into an Employment Agreement with Ilya Rachman (as amended, the “Rachman Employment Agreement”), effective for a three-year term. Pursuant to the Rachman Employment Agreement, the Company employs Dr. Rachman as Chief Executive Officer and Dr. Rachman initially was entitled to a base salary of $360,000 annually. Dr. Rachman was also initially entitled to a performance-based bonus of 100% of his base salary (subject to, and determined by, the Board in its sole discretion) plus additional performance bonuses to be determined by the Board. On July 14, 2022, the Compensation Committee of the Board of Directors approved a new compensation package for Dr. Rachman and, on November 9, 2022, the Company entered into an amendment to the Rachman Employment Agreement pursuant to which (i) Dr. Rachman’s annual base salary was increased to $425,000, and (ii) Dr. Rachman’s annual performance-based bonus payable on January 1st of each year was reduced from 100% to 50% of his base salary (subject to, and determined by, the Board in its sole discretion). On March 7, 2023, the Compensation Committee of the Board of Directors approved an increase in the annual base salary, and on May 12, 2023, the Company entered into an amendment to the Rachman Employment Agreement pursuant to which Dr. Rachman’s annual base salary was increased to $446,000, effective January 1, 2023. On February 6, 2024, the Compensation Committee of the Board of Directors approved an increase in Dr. Rachman’s annual base salary and on May 9, 2024, the Company entered into an amendment to the Rachman Employment Agreement pursuant to which Dr. Rachman’s annual base salary was increased to $475,000, effective January 1, 2024.

Unless terminated by the Company without “cause” or by Dr. Rachman with “good reason” (as such terms are defined in the Rachman Employment Agreement), upon termination, Dr. Rachman will be entitled only to his base salary through the date of termination, valid expense reimbursements and unused vacation pay. If terminated by the Company without “cause” or by Dr. Rachman with “good reason,” he is entitled to be paid his base salary through the end of the term at the rate of 150%, valid expense reimbursements and accrued but unused vacation pay. The Rachman Employment Agreement contains provisions for the protection of the Company’s intellectual property and contains non-compete restrictions during the term of the Rachman Employment and for a period of six months thereafter which generally impose restrictions on (i) employment or providing services to competing companies;, (ii) engaging in an competitive business for his own account or being associated with such a business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity, (iii) recruiting or hiring employees for a competing company, and (iv) soliciting or accepting business from our customers ). Pursuant to the Rachman Employment Agreement, Dr. Rachman may serve as a consultant to, or on boards of directors of, or in any other capacity to, other companies provided that they will not interfere with the performance of his duties to the Company.

On June 18, 2024, the stated term of Dr. Rachman’s Employment Agreement expired; however the Rachman Employment Agreement provides that upon its expiration, and unless the Company and Dr. Rachman have otherwise agreed in writing, if Dr. Rachman continues to work for the Company after the expiration of the term (which he has), his employment shall be under the same terms and conditions provided for in the Rachman Employment Agreement, except that his employment will be on an “at will” basis and the provisions of the agreement allowing for Dr. Rachman to terminate the agreement for “good reason” and for Dr. Rachman to be paid severance in the event his employment is terminated by the Company without cause or by Dr. Rachman for good reason will no longer apply. Dr. Rachman continues to work for the Company, and subject to the foregoing exceptions, his employment remains subject to the terms and conditions provided by the Rachman Employment Agreement.

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Gabriel Morris

On March 24, 2021, the Company entered into a Management Services Agreement with Alwaysraise LLC, an entity which Gabriel Morris, the Company’s Chief Financial Officer and a member of the Board, is sole member, which was amended effective June 18, 2021 (as amended, the “Morris MSA”). The Morris MSA had an initial two-year term which was automatically renewable thereafter for successive one year terms unless terminated by either party. However, in the June 18, 2021 amendment, the term was amended to a three-year term, which was automatically renewable thereafter for successive one year terms unless terminated by either party. Accordingly, the Morris MSA currently has a term through March 24, 2027. Pursuant to the Morris MSA, the Company engages Mr. Morris as Chief Financial Officer. As compensation for the services Mr. Morris performs, the Company pays Alwaysraise a monthly management services fee. For purposes of this description, we have annualized such monthly fee and characterized it as base salary. Under the MSA, Mr. Morris initially was entitled to an annual base salary of $120,000 through November 2021, which was increased to $240,000 beginning in December 2021. Pursuant to the June 18, 2021 amendment, beginning on January 1st of each year beginning in 2022, Mr. Morris was also entitled to a performance-based bonus of 100% of the most recent 12 month compensation (subject to, and determined by, the Board in its sole discretion) plus additional performance bonuses to be determined by the Board. On July 14, 2022, the Compensation Committee of the Board of Directors approved a new compensation package for Mr. Morris and, on November 9, 2022, the Company entered into an amendment to the Morris MSA, pursuant to which (i) Mr. Morris’ annual base salary was increased to $425,000, and (ii) Mr. Morris’s annual performance-based bonus payable on January 1st of each year was reduced from 100% to 50% of his most recent 12 month compensation (subject to, and determined by, the Board in its sole discretion) plus additional performance bonuses to be determined by the Board. On March 7, 2023, the Compensation Committee of the Board of Directors approved an increase in annual base salary, and on May 12, 2023, the Company entered into an amendment to the Morris MSA, pursuant to which Mr. Morris’ annual base salary was increased to $446,000, effective January 1, 2023. On February 6, 2024, the Compensation Committee of the Board of Directors approved an increase in the annual base salary for Mr. Morris to $475,000, effective January 1, 2024.

If terminated by the Company for “Cause” (as such term is defined in the Morris MSA) or by Alwaysraise LLC other than as set forth in the proviso at the end of this sentence, upon termination, Alwaysraise LLC will be entitled only to the monthly management fees and expenses accrued through the date of termination and valid accrued expense reimbursements; provided, that if a substantial and material adverse change in the nature of Mr. Morris’ title, duties or responsibilities with the Company takes place, immediately upon delivery of written notice from Alwaysraise LLC or Mr. Morris, the Company shall terminate the Morris MSA immediately without Cause. If terminated by the Company without “Cause,” Alwaysraise LLC is entitled to be paid the monthly management fees through the end of the term at the rate of 150% and valid accrued expense reimbursements. The Morris MSA contains provisions for the protection of the Company’s intellectual property and confidential information.

Equity Plans

2016 Equity Incentive Plan

In November 30, 2016, we adopted the 2016 Equity Incentive Plan (“2016 Plan”), which allowed for the granting of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to the employees, members of the Board of Directors and consultants of the Company. As of September 10, 2021, no further awards may be issued under the 2016 Plan due to the adoption of the Company’s 2021 Plan (as defined below).

2021 Omnibus Equity Incentive Plan

On September 10, 2021, in connection with the completion of the Company’s initial public offering, the Company adopted a new comprehensive equity incentive plan, the 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). The 2021 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. We initially authorized the issuance of such number of shares equal to the sum of (i) 900,000 shares of our common stock; (ii) the number of shares of our common stock reserved, but unissued under our 2016 Plan and (iii) the number of shares of our common stock underlying forfeited awards under the 2016 Plan; provided that shares of common stock issued under the 2021 Plan with respect to an Exempt Award (as defined in the 2021 Plan) would not count against the share limit.

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On June 7, 2023, our stockholders approved the Immix Biopharma, Inc. Amended and Restated 2021 Omnibus Equity Incentive Plan, which (i) increased the number of shares of common stock that may be issued under the 2021 Plan by 1,034,561, shares and (ii) added a clawback provision which provides that if the Company has to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under the securities law, then the plan administrator may require any executive officer to repay or forfeit to the Company cash or equity received during the preceding three years in excess of what such officer would have received had such incentive compensation been based on the restated amounts. On June 11, 2024, our stockholders approved amendments to the 2021 Plan, as amended and restated, to (i) increase the number of shares of common stock available for issuance under the 2021 Plan by 3,000,000, and (ii) adopt an evergreen provision which provides for an automatic annual increase in the shares of common stock available for issuance under the 2021 Plan for a period of ten years. Pursuant to the evergreen provision, as adopted, the number of shares available for issuance under the 2021 Plan, as amended and restated, automatically increases on January 1st of each year for a period of ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to five percent (5%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year.

Bonus Arrangements

Pursuant to the terms of the Rachman Employment Agreement and the Morris MSA, each of which are described above, the Company, through the consultation and agreement with the Compensation Committee, has the discretion to determine the amounts of the annual incentive cash bonus payments which our named executive officers may receive, which is expressed as a percentage of annual base salary. Ilya Rachman and Gabriel Morris are each entitled to a performance based annual incentive cash bonus payment equal to up to 50% of their base salaries if certain corporate and operational milestones are achieved. At the end of the fiscal year, the Compensation Committee reviews and determines the level of the Company’s achievement against the applicable corporate and operational milestones goals. The Board of Directors or the Compensation Committee may also, in its discretion, award ad hoc bonuses to the executive officers of the Company from time to time in cash or equity.

For 2025, the Company’s corporate and operational milestone goals for Dr. Rachman and Mr. Morris were the following:

-	Dose patients in NXC-201 clinical trials (20%)

-	Manufacturing sufficient drug supply (20%)

-	Prominent publications for clinical trial results (20%)

-	Expand team appropriately to match stage (20%)

-	Complete sufficient capital raising activities (20%)

In reviewing the Company’s level of achievement against the foregoing milestone objectives and goals for fiscal year 2025, the Compensation Committee determined that the Company achieved and/or exceeded each of its corporate and operational milestones. Accordingly, the Compensation Committee and the Board approved 2025 annual cash bonus payouts to each of Dr. Rachman and Mr. Morris equal to 60% of their respective base salaries (120% of the target bonus). No additional performance bonuses were paid during 2025.

Recovery of Erroneously Awarded Compensation

The Board has adopted a Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation, referred to herein as the “Clawback Policy,” which requires the clawback of erroneously awarded incentive-based compensation of past or current executive officers awarded during the three full fiscal years preceding the date on which the issuer is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws. There is no fault or misconduct required to trigger a clawback.

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The Compensation Committee shall determine, in its sole discretion, the timing and method for promptly recouping such erroneously awarded compensation, which may include without limitation: (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Compensation Committee may affect recovery under this policy from any amount otherwise payable to the executive officer, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the executive officer. A copy of our Clawback Policy is included as an exhibit to our 2025 Annual Report.

Equity Award Grant Policies

Our Compensation Committee reviews and approves annual equity award grants to our executive officers. In doing so, our Compensation Committee takes into account the presence of any material nonpublic information concerning our Company when approving awards of options, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

The following table sets forth information regarding stock options issued to our named executive officers during the fiscal year ended December 31, 2025 during any period beginning four business days before and ending one business day after the filing of a Form 10-K or Form 10-Q or the filing or furnishing of a Form 8-K that contains material non-public information.

Name	Grant date	Number of securities underlying the award	Exercise price of the award per share ($/Sh)(1)	Grant date fair value of the award ($)	Percentage change in the
closing market price of the
securities underlying the
award between the trading
day ending immediately
prior to the disclosure
of material nonpublic
information and the trading
day beginning immediately
following the disclosure
					of material nonpublic information(2)
Ilya Rachman	06/20/2025	340,000	2.24	592,584	0%
Gabriel Morris	06/20/2025	340,000	2.24	592,584	0%

(1)	The exercise price of the option was determined following the close of market on June 20, 2025.
(2)	The Company filed a Current Report on Form 8-K on June 23, 2025 to disclose the voting results of its 2025 Annual Meeting of Stockholders. The percentage change in the closing market price of the Company’s common stock between the trading day ending immediately prior to the filing of the June 23, 2025 Form 8-K and the trading day beginning immediately following the filing of the June 23, 2025 Form 8-K was 0%.

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Outstanding Equity Awards at December 31, 2025

The following table provides information regarding stock option awards and stock awards held by each of our named executive officers that were outstanding as of December 31, 2025.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Ilya Rachman, Chief Executive Officer	270,000	(1)	-			$1.86	6/17/2031
	213,542	(2)	36,458	(2)		$2.64	7/14/2032
	170,917	(4)	122,083	(4)		$1.86	8/11/2033
	127,500	(5)	212,500	(5)		$2.04	6/11/2034
	42,500	(6)	297,500	(6)		$2.24	6/20/2035
Gabriel Morris, Chief Financial Officer	256,500	(3)	-			$0.80	3/12/2031
	210,000	(1)	-			$1.86	6/17/2031
	213,542	(2)	36,458	(2)		$2.64	7/14/2032
	170,917	(4)	122,083	(4)		$1.86	8/11/2033
	127,500	(5)	212,500	(5)		$2.04	6/11/2034
	42,500	(6)	297,500	(6)		$2.24	6/20/2035

(1)	Ilya Rachman and Gabriel Morris were granted 270,000 and 210,000 stock options, respectively, on June 18, 2021. The stock options vested in equal monthly installments over a four year period and became fully vested on June 18, 2025.
(2)	Ilya Rachman and Gabriel Morris were each granted 250,000 stock options on July 14, 2022. Subject to Dr. Rachman’s and Mr. Morris continued service with the Company, the stock options vest in equal monthly installments over a four-year period and shall be fully vested on July 14, 2026.
(3)	Gabriel Morris was granted 256,500 stock options on March 12, 2021. The stock options vested in equal monthly installments over a two year period and became fully vested on March 24, 2023.
(4)	Ilya Rachman and Gabriel Morris were each granted 293,000 stock options on August 11, 2023. Subject to Dr. Rachman’s and Mr. Morris continued service with the Company, the stock options vest in equal monthly installments over a four-year period and shall be fully vested on August 11, 2027.
(5) (6)

Ilya Rachman and Gabriel Morris were each granted 340,000 stock options on June 11, 2024. Subject to Dr. Rachman’s and Mr. Morris continued service with the Company, the stock options vest in equal monthly installments over a four-year period and shall be fully vested on June 11, 2028.

Ilya Rachman and Gabriel Morris were each granted 340,000 stock options on June 20, 2025. Subject to Dr. Rachman’s and Mr. Morris continued service with the Company, the stock options vest in equal monthly installments over a four-year period and shall be fully vested on June 20, 2029.

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DIRECTOR COMPENSATION

Compensation of directors is determined by the Compensation Committee. The Compensation Committee has approved a compensation structure for non-management directors consisting of a cash retainer, an annual equity award and, for Board members serving on a committee, an additional cash retainer. Management directors are not compensated for their services as directors.

Director Compensation Program

Board and Committee Cash Retainers

The annual cash retainer for non-management directors for the fiscal year ended December 31, 2025 consisted of the following:

Position	Annual Retainer
Lead Independent Director	$55,000
Non-management Director	$40,000

In addition, each non-management director who served on one or more Board committees during the fiscal year ended December 31, 2025 received an additional annual cash retainer as follows:

Position	Annual Retainer
Audit Committee
Chair	$17,500
Member	$7,500
Compensation Committee
Chair	$10,000
Member	$5,000
Corporate Governance and Nomination Committee
Chair	$7,500
Member	$4,000

All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of our Board and its committees, but they do not receive separate meeting fees.

Equity Compensation

Non-management directors are also eligible to receive option awards under the Company’s equity incentive plan then in effect. Generally, each non-management director is granted an annual option award upon approval of the grant by the Compensation Committee as soon as reasonably practicable following the annual meeting of stockholders at which such director is re-elected. For fiscal 2025, each non-management director was entitled to receive an annual option grant worth approximately $80,000 based on the closing price of the Company’s common stock on the grant date. Each annual grant generally vests on the date of the first annual stockholder meeting following the date of grant. If a non-management director joins the Board in between annual stockholder meetings, such director will receive a pro rata portion of the annual grant, which typically vests in full on the date of the first annual stockholder meeting following the date of grant.

Non-Management Director Compensation Table for Fiscal 2025

The following table sets forth information concerning the compensation awarded to, earned by or paid to non-management directors for the year ended December 31, 2025. Management directors do not receive cash or equity compensation for service on our Board of Directors in addition to compensation payable for their service as management of the Company.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)(2)	All other compensation ($)	Total ($)
Magda Marquet	54,000	53,496	-	107,496
Helen C. Adams	72,500	53,496	-	125,996
Jane Buchan	60,500	53,496	-	113,996
Jason Hsu	42,250	53,496	-	97,496
Carey Ng	47,500	53,496	-	100,996
Yekaterina Chudnovsky	42,000	53,496	-	95,496
Nancy Chang(3)	10,000	220,237	227,960	458,197

(1)	Represents the grant date fair value of the option awards granted during the fiscal year ended December 31, 2025, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. See Note 7, “Stockholders’ Equity” in the notes to the Company’s consolidated financial statements for the year ended December 31, 2025 included in the 2025 Annual Report for more information regarding the Company’s accounting for share-based compensation plans.
(2)	As of December 31, 2025, the aggregate number of shares subject to outstanding stock awards and outstanding stock option awards held by each of our non-management directors was as follows: Magda Marquet – 162,000; Helen C. Adams – 139,500; Jane Buchan – 176,589; Jason Hsu – 149,099; Carey Ng – 149,099; Yekaterina Chudnovsky – 102,670; and Nancy Chang – 69,440. Amounts disclosed in this footnote (2) do not include restricted shares issued to Robinhood II, LP as compensation for marketing services and held by Robinhood II, LP as of December 31, 2024, which shares are beneficially owned by Ms. Chang as more fully described in footnote (3) below.
(3)	Ms. Chang was appointed to serve as a director of the Company in September 2025 and, accordingly, only received a portion of her annual cash retainer. Ms. Chang received a grant of 69,440 stock options with a grant date fair value of $220,237, a portion of which was an inducement grant and a portion of which was her annual grant. All Other Compensation includes (i) $104,210 in cash and (ii) $123,750, the grant date fair value of 75,000 shares of restricted stock, paid to Robinhood II, LP for marketing services performed for the Company during fiscal 2025. Ms. Chang is the general manager of Robinhood II, LP and in such capacity has the right to vote and dispose of the securities held by such entity.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On March 16, 2025, the Company entered into a marketing services and investor relations agreement with Robinhood II LP. Nancy Chang is the general manager of Robinhood II, LP and in such capacity has the right to vote and dispose of the securities held by such entity. During fiscal 2025, the Company paid $104,210 in cash and issued 75,000 shares of common stock, with a grant date fair value of $123,750, to Robinhood II, LP for performance of marketing services.

Since January 1, 2024, and except as set forth above, we have not entered into transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2026 by:

●	each of our named executive officers;

●	each of our directors and director nominees;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than 5% of our common stock.

The percentage ownership information is based on 53,012,092 shares of common stock outstanding as of the Record Date. Information with respect to beneficial ownership has been furnished by each director or director nominee, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of March 31, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

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Except as otherwise noted below, the address for each person or entity listed in the table is c/o Immix Biopharma, Inc., 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage
Directors and Named Executive Officers:
Ilya Rachman	2,033,538	(1)	3.8%
Jason Hsu	5,005,262	(2)	9.4%
Gabriel Morris	1,950,769	(3)	3.6%
Magda Marquet	202,842	(4)	*
Helen C. Adams	289,004	(5)	*
Jane Buchan	198,804	(6)	*
Carey Ng	1,189,060	(7)	2.2%
Yekaterina Chudnovsky	5,252,990	(8)	9.5%
Nancy Chang	1,578,262	(9)	2.9%
All current executive officers and directors as a group (9 persons)	17,700,531		30.3%

5% or Greater Stockholders:
Janus Henderson Group PLC	3,921,568	(10)	7.4%
Saturn V Capital Management LP	3,693,585	(11)	7.0%
Millennium Management LLC	2,812,230	(12)	5.3%

* Represents beneficial ownership of less than 1%.
(1)	Consists of (i) 1,141,683 shares of common stock and (ii) 891,855 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days of the Record Date.
(2)	Consists of (i) 893,000 shares of common stock owned by Jason Hsu, (ii) 3,915,913 shares of common stock owned by VERITAS LIBERABIT VOS, LLC (“VL”), (iii) 50,000 shares of common stock owned by Signature Collection Properties, LLC (“Signature Collection Properties”) and (iv) 146,349 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days of the Record Date. Jason Hsu is the Sole Member of VL and Signature Collection Properties and in such capacity has the right to vote and dispose of the securities held by such entities.
(3)	Consists of (i) 291,419 shares of common stock owned by Gabriel Morris, (ii) 426,844 shares of common stock owned by Alwaysraise LLC (“Alwaysraise”), (iii) 24,141 shares of common stock owned by Alwaysraise Ventures I, LLC (“Alwaysraise Ventures”) and (iv) 1,208,355 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days of the Record Date. Gabriel Morris is the Managing Partner of Alwaysraise and Alwaysraise Ventures and in such capacity has the right to vote and dispose of the securities held by such entity.
(4)	Consists of (i) 66,092 shares of common stock and (ii) 136,750 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days of the Record Date.
(5)	Consists of (i) 174,754 shares of common stock and (ii) 114,250 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days of the Record Date.
(6)	Consists of (i) 22,445 shares of common stock and (ii) 176,349 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days of the Record Date.
(7)	Consists of (i) 20,000 shares of common stock owned by Carey Ng, (ii) 1,025,221 shares of common stock owned by Mesa Verde Venture Partners III, LP, and (iii) 143,839 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days of the Record Date. Carey Ng is the Managing Director of Mesa Verde Venture Partners III, LP and in such capacity has the right to vote and dispose of the securities held by such entity.
(8)	Consists of (i) 3,241,076 shares of common stock owned by GKCC, LLC, (ii) 1,913,661 shares of common stock issuable upon exercise of common stock warrants owned by GKCC, LLC which may be exercised within 60 days of the Record Date, and (iii) 98,253 shares of common stock issuable upon exercise of stock option which may be exercised within 60 days of the Record Date. Yekaterina Chudnovsky is the Managing Director of GKCC, LLC and in such capacity has the right to vote and dispose of the securities held by such entity.
(9)	Consists of (i) 421,940 shares of common stock owned by Nancy Chang, (ii) 496,940 shares of common stock owned by Robinhood II, LP, (iii) 316,455 shares of common stock issuable upon the exercise of common stock warrants owned by Nancy Chang which may be exercised within 60 days of the Record Date, (iv) 316,455 shares of common stock issuable upon the exercise of common stock warrants owned by Robinhood II, LP which may be exercised within 60 days of the Record Date, and (v) 26,472 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days of the Record Date. Nancy Chang is the general manager of Robinhood II, LP and in such capacity has the right to vote and dispose of the securities held by such entity.
(10)

Based solely on a Schedule 13G filed with the SEC on February 17, 2026 by Janus Henderson Group plc (“Janus”). Janus has sole voting power with respect to 0 shares and shares voting power over 3,921,568 shares, and it has sole dispositive power over 0 shares and shares dispositive power over 3,921,568 shares. As disclosed in the Schedule 13G, Janus is the ultimate parent of a number of SEC-registered investment advisers and foreign equivalents thereof (each, an “Asset Manager” and together, the “Asset Managers”). The Asset Managers generally exercise investment and/or voting discretion on behalf of their clients which include investment companies, other investment advisers, institutional separate accounts and retail separate accounts (collectively the “Managed Portfolios”). As a result of their exercise of investment and/or voting discretion on behalf of the Managed Portfolios, the Asset Managers may be deemed to be the beneficial owner of 3,921,568 shares of the Company’s common stock. However, the Asset Managers do not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaim any ownership associated with such rights. The business address of Janus is 201 Bishopsgate EC2M 3AE, United Kingdom.

The Managed Portfolios have the right to receive all dividends from, and the proceeds from the sale of, the securities held in their respective accounts. Of the Managed Portfolios, only the Janus Henderson Biotech Innovation Master Fund Ltd. (the “Fund”) has the right to receive dividends from, or the proceeds from the sale of, more than five percent of the Company’s common stock. Due to an irrevocable delegation of investment and voting discretion to an Asset Manager on less than 60 days notice, the Fund is not considered a Reporting Person under Section 13(d) and (g).

(11)	Based solely on a Schedule 13G filed with the SEC on February 17, 2026 by Saturn V Capital Management LP (“Saturn”) and Xiaoying Tian. Saturn acts as the investment manager of certain pooled investment vehicles and managed accounts (collectively the “Clients”) in which 3,693,585 shares of the Company’s common stock are held. As a result, Saturn possesses the power to vote and dispose or direct the disposition of all the shares beneficially owned by the Clients. Ms. Tian is the Managing Member of SVCM GP LLC, the general partner of Saturn. As a result, Ms. Tian possesses the power to vote and dispose or direct the disposition of all the shares beneficially owned by the Clients. Each of Saturn and Ms. Tian disclaims beneficial ownership of any of the shares held by the Clients. No Client individually holds or beneficially owns five percent or more of the outstanding shares of the Company. The business address of Saturn and Ms. Tian is 919 Congress Avenue, Suite 830, Austin, TX 78701.
(12)	Based solely on a Schedule 13G filed with the SEC on March 20, 2026 by Millennium Management LLC (“Millennium”), Millennium Group Management LLC (“Group”) and Israel A. Englander. The 2,812,230 shares of Company common stock are held by entities subject to voting control and investment discretion by Millennium and/or other investment managers that may be controlled by Group and Mr. Englander. Group is the managing member of Millennium and Mr. Englander is the sole voting trustee of the managing member of Group; as a result, each may be deemed to have the right to vote the shares and to beneficially own the shares. The business address of Millennium, Group and Mr. Englander is 399 Park Avenue, New York, New York 10022.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the regulations promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of our common stock to file forms with the SEC to report their ownership of the Company’s shares and any changes in ownership. We have reviewed all forms filed electronically with the SEC during, and with respect to, fiscal 2025 or prior years. Based on that review and written information given to us by all of our directors and executive officers, we believe that all of our directors, executive officers and holders of more than 10% of our stock filed on a timely basis all reports that they were required to file under Section 16(a) during fiscal 2025 other than as follows: one Form 4 covering one transaction was filed late by Nancy Chang; six Forms 4 covering a total of seven transactions were filed late by Jason Hsu; two Forms 4 covering a total of two transactions were filed late by Helen Adams; two Forms 4 covering a total of two transactions were filed late by Magda Marquet; two Forms 4 covering a total of three transactions, were filed late by Carey Ng; two Forms 4 covering a total of four transactions, were filed late by Jane Buchan; one Form 4 covering one transaction was filed late by Yekaterina Chudnovsky; one Form 4 covering one transaction was filed late by Ilya Rachman; and one Form 4 covering one transaction was filed late by Gabriel Morris.

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PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2026

General

The Audit Committee of our Board has appointed Crowe LLP (“Crowe”) to serve as our independent registered public accounting firm for the year ending December 31, 2026. Crowe served as our independent registered public accounting firm for the fiscal year ended December 31, 2025.

A representative of Crowe is expected to be present via telephone conference at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements and the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with the Company. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is the responsibility of our management to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of our independent registered public accounting firm to conduct the audit of our financial statements and disclosures. In giving its recommendation to the Board that our audited financial statements for the year ended December 31, 2025 be included in our 2025 Annual Report, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles in the United States; and (2) the report of our independent registered public accounting firm with respect to such financial statements.

Change in Certifying Accountant

On May 20, 2024, the partners and professional staff of KMJ Corbin & Company LLP (“KMJ”), which was engaged as the independent registered public accounting firm of the Company, joined Crowe LLP, a public accounting, consulting and technology firm. In connection with this transition, on July 17, 2024, the Company, through and with the approval of its Audit Committee, dismissed KMJ as the Company’s independent registered accounting firm, and appointed Crowe as its independent registered public accounting firm, effective July 17, 2024.

The reports of KMJ on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of resignation, there were no disagreements between the Company and KMJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KMJ, would have caused KMJ to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s consolidated financial statements. During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of resignation, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of appointment of Crowe, neither the Company nor anyone on behalf of the Company consulted with Crowe regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

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Principal Accountant Fees and Services

The aggregate fees for professional fees rendered by Crowe, our independent registered public accounting firm, to us for each of the last two fiscal years were as follows:

	2025	2024
Audit Fees (1)	$132,300	$111,700
Audit Related Fees	68,250	59,788
Tax Fees	-	-
All Other Fees	-	-
Total	$200,550	$171,488

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees: Audit fees consist of fees billed for professional services performed by Crowe for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and the issuance of consents and comfort letters in connection with registration statements.

Audit-Related Fees: Audit related fees consist of fees billed by Crowe for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees: Tax fees may consist of fees for professional services, including tax compliance performed by Crowe. There were no such fees incurred by the Company in the fiscal years ended December 31, 2025 and 2024.

All Other Fees: There were no such fees incurred by the Company in the fiscal years ended December 31, 2025 and 2024.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding auditor independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service and has pre-approved all of the services provided by our independent registered public accounting firm.

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Board will reconsider whether or not to retain Crowe.

Vote Required

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon is required to approve the ratification of the appointment of Crowe as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions will have no affect on the outcome of the vote on this proposal. Because this is a routine matter for which brokers have discretion to vote if beneficial owners do not provide voting instructions, no broker non-votes are expected with respect to this proposal. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

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AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee has reviewed and discussed with management and the Company’s auditors, the Company’s audited financial statements as of and for the fiscal year ended December 31, 2025.

The Audit Committee has discussed with Crowe, the Company’s independent registered public accounting firm for 2025, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission.

The Audit Committee has received the written disclosures and the letter from Crowe required by applicable requirements of the PCAOB regarding Crowe’s communications with the Audit Committee concerning independence and has discussed with Crowe their independence from management and the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s 2025 Annual Report for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Helen C. Adams
Jane Buchan
Carey Ng

OTHER MATTERS

As of the date of this Proxy Statement, we are not aware of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy card, or their duly authorized substitutes, will be authorized to vote on such matters or otherwise act thereon in accordance with their best judgment.

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ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate notice or proxy materials, please notify your broker or call our Secretary at (310) 651-8041, or submit a request in writing to our Secretary, Immix Biopharma, Inc., 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064. Stockholders who currently receive multiple copies of the notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Report on Form 10-K

The 2025 Annual Report is being furnished with this Proxy Statement to stockholders of record as of the Record Date. Additional copies of the 2025 Annual Report may be obtained without charge by writing to the Secretary, Immix Biopharma, Inc., 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064. The 2025 Annual Report and the exhibits filed with it are also available on the Investors section of the Company’s website at www.immixbio.com/investors/ and can be accessed through the “SEC Filings” hyperlink.

By Order of the Board of Directors

/s/ Ilya Rachman
Ilya Rachman
Chairman of the Board of Directors, Chief Executive Officer and Chief Scientific Officer

April 6, 2026

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IMMIX BIOPHARMA, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2026 AT 12:00 P.M. ET (9:00 A.M. PT)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Ilya Rachman and Helen C. Adams, and each of them as proxies, each with full power of substitution, and authorizes them to represent and vote, as designated below, all the shares of Common Stock of Immix Biopharma, Inc. (the "Company") that the undersigned is entitled to vote, and with all powers that the undersigned would have if personally present at the Annual Meeting of the Stockholders of the Company to be held on May 22, 2026 at 12:00 p.m. ET (9:00 a.m. PT), at the Company's office located at 11400 West Olympic Blvd., Suite 200, Los Angeles, CA 90064, and any adjournment or postponement thereof.

THE PROXIES ARE FURTHER AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The Company's Board of Directors recommends you vote "FOR" the director nominees listed below in Proposal 1 and "FOR" Proposal 2.

1. To elect the nine (9) nominees listed below to serve as members of the Board of Directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

	FOR	**WITHHOLD**
01. Ilya Rachman	□	□
02. Gabriel Morris	□	□
03. Jason Hsu	□	□
04. Magda Marquet	□	□
05. Helen C. Adams	□	□
06. Carey Ng	□	□
07. Jane Buchan	□	□
08. Yekaterina Chudnovsky	□	□
09. Nancy Chang	□	□

□ **FOR** □ **AGAINST** □ **ABSTAIN**

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted "FOR" each of the nine (9) nominees for director named in Proposal 1; "FOR" the ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026 and in the discretion of the proxies named herein or their substitutes with respect to such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Date: ______________________________

Signature: ______________________________

Signature(Co-owner): ______________________

Title: ______________________________

□ Please Mark Here for Address Change or Comments. Provide updated address or comments in the space provided below.

____

____

□ I agree to receive all future communications related to these holdings electronically via the email address provided below. I understand I am able to change this selection at any time in the future.

EMAIL ADDRESS:____

Please return your completed proxy whether or not you plan to attend the Annual Meeting. You may nevertheless vote in person if you do attend the Annual Meeting.

If you vote by Internet, you do NOT need to mail back your proxy card

Voting Instructions

You may vote your proxy in the following ways:

- Via Internet:
  - Login to https://annualgeneralmeetings.com/immx2026
  - Enter your control number (12 digit number located below)

- Via Mail:

  Pacific Stock Transfer Company
  c/o Proxy Department
  6725 Via Austi Parkway, Suite 300
  Las Vegas, NV 89119

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m. ET (8:59 p.m. PT) time, on May 21, 2026.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.